UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 28, 2009

WITS BASIN PRECIOUS MINERALS INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2009, Wits Basin Precious Minerals Inc. (the “Company”) entered into a convertible debenture with Cabo Drilling (America) Inc., a Washington corporation formerly known as Advanced Drilling, Inc (“Cabo”), pursuant to which the Company issued to Cabo a 12% Convertible Debenture dated April 27, 2009 (the “Debenture”), in the principal amount of $511,589.59 (the “Principal”). The Debenture has a maturity date of April 27, 2012, with scheduled payments of $150,000 due each anniversary with a final payment due of the remaining balance on the third anniversary.  The Debenture is convertible at the option of the holder at any time into shares of the Company’s common stock at a conversion price of $0.20 per share, subject to standard anti-dilutive adjustments. The Company’s obligations under the Debenture are guaranteed by Hunter Bates Mining Corporation, a Minnesota corporation and wholly owned subsidiary of the Company (“Hunter Bates”).  Hunter Bates and Cabo also entered into that certain Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (the “Deed of Trust”) to provide additional security for the obligations under the Debenture.

The Company issued the Debenture to Cabo in satisfaction of an outstanding payable to Cabo for services performed relating to the Company’s Hunter Bates property. Pursuant to the terms of the Debenture, Cabo is required to withdraw and dismiss with prejudice its legal action and notice of lis pendens filed on January 14, 2009 to enforce a mechanics’ lien held by Cabo with respect to the Hunter Bates property and related assets.

A copy of the Debenture and Deed of Trust are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 8.01	Other Events

On April 20, 2009, the Company’s Board of Directors authorized an extension to the expiration date of its Class C Redeemable Warrants, originally set to expire on April 28, 2009.  Each Class C Redeemable Warrant represents the right to purchase one share of the Company’s common stock, at an exercise price of $0.50 per share. The Class C Redeemable Warrants shall be exercisable until August 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Convertible Debenture between Cabo Drilling (America) Inc. and the Company and Hunter Bates Mining Corporation dated April 27, 2009.
10.2
Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing from Hunter Bates Mining Corporation to The Public Trustee of Gilpin County, Colorado for the benefit of Cabo Drilling (America) Inc. dated April 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: May 1, 2009	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer